                                                                     EXHIBIT 4.2

                           BRADLEY REAL ESTATE, INC.

                            ARTICLES SUPPLEMENTARY
                               1,200,000 SHARES

                          8.875% SERIES C CUMULATIVE
                     REDEEMABLE  PERPETUAL PREFERRED STOCK


          Bradley Real Estate, Inc., a Maryland corporation (the "Corporation"),
                                                                  -----------
hereby certifies to the State Department of Assessments and Taxation of Maryland (the "Department") that:
      ----------

          FIRST:  Pursuant to the authority expressly vested in the Board of
          -----
Directors of the Corporation by Article VII of the Articles of Amendment and Restatement of the Corporation filed with the Department on October 7, 1994 (the "Charter") and Section 2-208(a) of the Maryland General Corporation Law (the
 -------
"MGCL"), the Board of Directors of the Corporation (the "Board of Directors"),
 ----                                                    ------------------
by resolutions duly adopted on September 3, 1999 has classified 1,200,000 shares of the authorized but unissued Preferred Stock par value $.01 per share ("Preferred Stock") as a separate class of Preferred Stock, authorized the
  ---------------
issuance of a maximum of 1,200,000 shares of such class of Preferred Stock, set certain of the preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications, terms and conditions of redemption and other terms and conditions of such class of Preferred Stock; designated the aforesaid class of Preferred Stock as the "8.875% Series C Cumulative Redeemable Perpetual Preferred Stock," with the preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications, terms and conditions of redemption and other terms and conditions of such 8.875% Series C Cumulative Redeemable Perpetual Preferred Stock and authorized the issuance of up to 1,200,000 shares of 8.875% Series C Cumulative Redeemable Perpetual Preferred Stock.

          SECOND: The class of Preferred Stock of the Corporation created by the
          ------
resolutions duly adopted by the Board of Directors of the Corporation and referred to in Article FIRST of these Articles Supplementary shall have the
                       -----
following designation, number of shares, preferences and other rights, voting powers, restrictions and limitation as to dividends, qualifications, terms and conditions of redemption and other terms and conditions:

          Section 1.     Designation and Number.  A class of Preferred Stock,
                         ----------------------
designated the "8.875 Series C Cumulative Redeemable Perpetual Preferred Stock" (the "Series C Preferred Stock") is hereby established. The number of shares of
      ------------------------
Series C Preferred Stock auhtorized for issuance shall be 1,200,000.

          Section 2.     Rank.  The Series C Preferred Stock will, with respect
                         ----
to distributions and rights upon voluntary or involuntary liquidation, winding-up or dissolution of the Corporation, or both, rank senior to all classes or series of Common Stock (as defined in the Charter) and to all classes or series of equity securities of the Corporation now or hereafter authorized, issued or outstanding, other than any class or series of equity securities of the Corporation expressly designated as ranking on a parity with or senior to the Series C Preferred Stock as to distributions and rights upon voluntary or involuntary liquidation, winding-up or dissolution of the Corporation. For purposes of these Articles Supplementary, the term "Parity
                                                                     ------
Preferred Stock" shall be used to refer to any class or series of equity
---------------
securities of the Corporation now or hereafter authorized, issued or outstanding expressly designated by the Corporation to rank on a parity with Series C Preferred Stock with respect to distributions and rights upon voluntary or involuntary liquidation, winding-up or dissolution of the Corporation, including, without limitation, that certain "8.4% Series A Convertible Preferred Stock" of the Corporation, authorized pursuant to Articles Supplementary filed with the Department on August 6, 1998, and that certain "8.875% Series B Cumulative Redeemable Perpetual Preferred Stock" of the Corporation, authorized pursuant to Articles Supplementary filed with the Department on February 23, 1999. The term "equity securities" does not include convertible debt securities, which will rank senior to the Series C Preferred Stock prior to conversion. References herein to "distributions" shall be read to include, as appropriate and without limitation, dividends.

          Section 3.     Distributions.  (a) Payment of Distributions.  Subject
                         -------------       ------------------------
to the rights of holders of Parity Preferred Stock and holders of equity securities ranking senior to the Series C Preferred Stock, holders of Series C Preferred Stock shall be entitled to receive, when, as and if declared by the Board of Directors of the Corporation, out of funds legally available for the payment of distributions, cumulative preferential cash distributions at the rate per annum of 8.875% of the $25.00 liquidation preference per share of Series C Preferred Stock. Such distributions shall be cumulative, shall accrue from the original date of issuance and will be payable (A) quarterly in arrears, on the last day (or, if not a Business Day (as hereinafter defined), the next succeeding Business Day) of each of March, June, September and December of each year commencing on the first of such dates to occur after the original date of issuance and, (B) in the event of a redemption, on the redemption date (each a "Preferred Stock Distribution Payment Date"). The amount of the distribution
 -----------------------------------------
payable for any period will be computed on the basis of a 360-day year of twelve 30-day months and for any period shorter than a full quarterly period for which distributions are computed, the amount of the distribution payable will be computed on the basis of the actual number of days elapsed in such a 30-day month. If any date on which distributions are to be made on the Series C Preferred Stock is not a Business Day (as defined herein), then payment of the distribution to be made on such date will be made on the next succeeding day that is a Business Day (and without any interest or other payment in respect of any such delay) except that, if such Business Day is in the next succeeding calendar year, such payment shall be made on the immediately preceding Business Day, in each case with the same force and effect as if made on such date. Distributions on the Series C Preferred Stock will be made to the holders of record of the Series C Preferred Stock on the relevant record dates to be fixed by the Board of Directors of the Corporation, which record dates shall be the same day as the record date for any dividend payable on the Common Stock (as defined in the Charter) with respect to the same period or, if no such Common Stock dividend is payable, then such record date shall be the 20/th/ day of the calendar month in which the applicable distribution falls or on such earlier date designated on at least 10 days' notice by the Board of Directors of the Corporation as the record date for such distribution that is not more than 30 nor less than 10 days prior to such Preferred Stock Distribution Payment Date (each a "Distribution Record Date"). Notwithstanding anything to the contrary
         ------------------------
set forth herein, each share of Series C Preferred Stock
shall also continue to accrue all accrued and unpaid distributions, whether or not declared, up to the exchange date on any Series C Preferred Unit (as defined in the Second Restated Agreement of Limited Partnership Agreement of Bradley Operating Limited Partnership, as amended through the date hereof (the "Partnership Agreement")) validly exchanged into such share of Series C
 ---------------------
Preferred Stock in accordance with the provisions of such Partnership Agreement.

          The term "Business Day" shall mean each day, other than a Saturday or
                    ------------
Sunday, which is not a day on which banking institutions in New York, New York are authorized or required by law, regulation or executive order to close.

          (b) Prohibition on Distribution.  No distributions on shares of Series
              ---------------------------
C Preferred Stock shall be authorized by the Board of Directors of the Corporation or paid or set apart for payment by the Corporation at any such time as the terms and provisions of any agreement of the Corporation, including any agreement relating to its indebtedness, prohibits such authorization, payment or setting apart for payment or provides that such authorization, payment or setting apart for payment would constitute a breach thereof or a default thereunder, or to the extent that such authorization or payment shall be restricted or prohibited by law. In determining whether a distribution (other than upon voluntary liquidation), by dividend, redemption or other acquisition of shares of stock of the Corporation or otherwise, is permitted under the MGCL, amounts that would be needed, if the Corporation were to be dissolved at the time of the distribution, to satisfy the preferential rights upon dissolution of holder of shares of Series C Preferred Stock will not be added to the Corporation's total liabilities.

          (c) Distributions Cumulative.  Notwithstanding the foregoing,
              ------------------------
distributions on the Series C Preferred Stock will accrue whether or not the terms and provisions of any agreement of the Corporation, including any agreement relating to its indebtedness at any time prohibit the current payment of distributions, whether or not the Corporation has earnings, whether or not there are funds legally available for the payment of such distributions and whether or not such distributions are authorized or declared. Accrued but unpaid distributions on the Series C Preferred Stock will accumulate as of the Preferred Stock Distribution Payment Date on which they first become payable. Distributions on account of arrears for any past distribution periods may be declared and paid at any time, without reference to a regular Preferred Stock Distribution Payment Date to holders of record of the Series C Preferred Stock on the record date fixed by the Board of Directors which date shall not exceed 30 days prior to the payment date. Accumulated and unpaid distributions will not bear interest.

          (d) Priority as to Distributions.  (i) So long as any Series C
              ----------------------------
Preferred Stock is outstanding, no distribution of cash or other property shall be authorized, declared, paid or set apart for payment on or with respect to any class or series of Common Stock or any class or series of other stock of the Corporation ranking junior as to the payment of distributions or rights upon voluntary or involuntary dissolution, liquidation or winding up of the Partnership to the Series C Preferred Stock (such Common Stock or other junior stock, collectively, "Junior Stock"), nor shall any cash or other property be
                      ------------
set aside for or applied to the purchase, redemption or other acquisition for consideration of any Series C Preferred Stock, any Parity Preferred Stock or any Junior Stock, unless, in each case, all distributions accumulated on all Series C Preferred Stock and all classes and series of outstanding Parity Preferred Stock have been paid in full. The foregoing sentence will not prohibit (i) distributions payable solely in

Junior Stock, (ii) the conversion of Series C Preferred Stock, Junior Stock or Parity Preferred Stock into stock of the Corporation ranking junior to the Series C Preferred Stock as to distributions, and (iii) purchase by the Corporation of such Series C Preferred Stock, Parity Preferred Stock or Junior Stock pursuant to Article IX of the Charter to the extent required to preserve the Corporation's status as a real estate investment trust.

               (ii) So long as distributions have not been paid in full (or a sum sufficient for such full payment is not irrevocably deposited in trust for payment) upon the Series C Preferred Stock, all distributions authorized and declared on the Series C Preferred Stock and all classes or series of outstanding Parity Preferred Stock with respect to distributions shall be authorized and declared so that the amount of distributions authorized and declared per share of Series C Preferred Stock and such other classes or series of Parity Preferred Stock shall in all cases bear to each other the same ratio that accrued distributions per share on the Series C Preferred Stock and such other classes or series of Parity Preferred Stock (which shall not include any accumulation in respect of unpaid distributions for prior distribution periods if such class or series of Parity Preferred Stock do not have cumulative distribution rights) bear to each other. Any distribution payment made on the Series C Preferred Stock shall be credited against the earliest accrued but unpaid distribution due with respect to such Series C Preferred Stock which remains payable.

          (e)  No Further Rights.  Holders of Series C Preferred Stock shall not
               -----------------
be entitled to any distributions, whether payable in cash, other property or otherwise, in excess of the full cumulative distributions described herein.

          Section 4.  Liquidation Preference.  (a) Payment of Liquidating
                      ----------------------       ----------------------
Distributions,. Subject to the rights of holders of Parity Preferred Stock with
--------------
respect to rights upon any voluntary or involuntary liquidation, dissolution or winding-up of the Corporation and subject to equity securities ranking senior to the Series C Preferred Stock with respect to rights upon any voluntary or involuntary liquidation, dissolution or winding-up of the Corporation, the holders of Series C Preferred Stock shall be entitled to receive out of the assets of the Corporation legally available for distribution or the proceeds thereof, after payment or provision for debts and other liabilities of the Corporation, but before any payment or distributions of the assets shall be made to holders of Common Stock or any other class or series of shares of the Corporation that ranks junior to the Series C Preferred Stock as to rights upon liquidation, dissolution or winding-up of the Corporation, an amount equal to the sum of (i) a liquidation preference of $25.00 per share of Series C Preferred Stock, and (ii) an amount equal to any accumulated and unpaid distributions thereon, whether or not declared, to the date of payment. In the event that, upon such voluntary or involuntary liquidation, dissolution or winding-up, there are insufficient assets to permit full payment of liquidating distributions to the holders of Series C Preferred Stock and any Parity Preferred Stock as to rights upon liquidation, dissolution or winding-up of the Corporation, all payments of liquidating distributions on the Series C Preferred Stock and such Parity Preferred Stock shall be made so that the payments on the Series C Preferred Stock and such Parity Preferred Stock shall in all cases bear to each other the same ratio that the aggregate amounts to which such holder of the Series C Preferred Stock and such other Parity Preferred Stock (which shall not include any accumulation in respect of unpaid distributions for prior distribution periods if such Parity Preferred Stock do not have cumulative distribution rights) would otherwise be respectively entitled upon liquidation, dissolution or winding-up of the Corporation bear to each other.

          (b) Notice.  Written notice of any such voluntary or involuntary
              ------
liquidation, dissolution or winding-up of the Corporation, stating the payment date or dates when, and the place or places where, the amounts distributable in such circumstances shall be payable, shall be given by (i) fax and (ii) by first class mail, postage pre-paid, not less than 30 and not more than 60 days prior to the payment date stated therein, to each record holder of the Series C Preferred Stock at the respective addresses of such holders as the same shall appear on the share transfer records of the Corporation.

          (c) No Further Rights.  After payment of the full amount of the
              -----------------
liquidating distributions to which they are entitled, the holders of Series C Preferred Stock will have no right or claim to any of the remaining assets of the Corporation.

          (d) Consolidation, Merger or Certain Other Transactions.  The
              ---------------------------------------------------
voluntary sale, conveyance, lease, exchange or transfer (for cash, shares of stock, securities or other consideration) of all or substantially all of the property or assets of the Corporation to, or the consolidation or merger or other business combination of the Corporation with or into, any corporation, trust or other entity (or of any corporation, trust or other entity with or into the Corporation) or a statutory share exchange shall not be deemed to constitute a liquidation, dissolution or winding-up of the Corporation.

          Section 5.  Optional Redemption.  (a) Right of Optional Redemption.
                      -------------------       ----------------------------
The Series C Preferred Stock may not, subject to Article IX of the Charter and
Section 5(e) hereof, be redeemed prior to September 7, 2004. On or after such date, the Corporation shall have the right to redeem the Series C Preferred Stock, in whole or in part, at any time or from time to time, upon not less than 30 nor more than 60 days' written notice, at a redemption price, payable in cash, equal to $25.00 per share of Series C Preferred Stock plus accumulated and unpaid distributions, whether or nor declared, to the date of redemption. If fewer than all of the outstanding shares of Series C Preferred Stock are to be redeemed, the shares of Series C Preferred Stock to be redeemed shall be selected pro rata (as nearly as practicable without creating fractional units).

          (b) Limitation on Redemption.  (i) The redemption price of the Series
              ------------------------
C Preferred Stock (other than the portion thereof consisting of accumulated but unpaid distributions and other than for redemptions pursuant to Article IX of the Charter and Section 5(e) hereof) will be payable solely out of the sale proceeds of capital stock of the Corporation and from no other source. For purposes of the preceding sentence, "capital stock" means any equity securities (including Common Stock and Preferred Stock), shares, depositary receipts, participation or other ownership interests (however designated) and any rights (other than debt securities convertible into or exchangeable for equity securities) or options to purchase any of the foregoing.

               (ii) Subject to Article IX of the Charter and Section 5(e) hereof, the Corporation may not redeem fewer than all of the outstanding shares of Series C Preferred Stock unless all accumulated and unpaid distributions have been paid on all outstanding Series C

Preferred Stock for all quarterly distribution periods terminating on or prior to the date of redemption.

          (c)  Procedures for Redemption.  (i) Notice of redemption will be (A)
               -------------------------
faxed, and (B) mailed by the Corporation, postage prepaid, not less than 30 nor more than 60 days prior to the redemption date, addressed to the respective holders of record of the Series C Preferred Stock to be redeemed at their respective addresses as they appear on the transfer records of the Corporation. No failure to give or defect in such notice shall affect the validity of the proceedings for the redemption of any Series C Preferred Stock except as to the holder to whom such notice was defective or not given. In addition to any information required by law or by the applicable rules of any exchange upon which the Series C Preferred Stock may be listed or admitted to trading, each such notice shall state: (m) the redemption date, (n) the redemption price, (o) the number of shares of Series C Preferred Stock to be redeemed, (p) the place or places where such shares of Series C Preferred Stock are to be surrendered for payment of the redemption price, (q) that distributions on the Series C Preferred Stock to be redeemed will cease to accumulate on such redemption date and (r) that payment of the redemption price and any accumulated and unpaid distributions will be made upon presentation and surrender of such Series C Preferred Stock. If fewer than all of the shares of Series C Preferred Stock held by any holder are to be redeemed, the notice mailed to such holder shall also specify the number of shares of Series C Preferred Stock held by such holder to be redeemed.

               (ii) If the Corporation gives a notice of redemption in respect of Series C Preferred Stock (which notice will be irrevocable) then, by 12:00 noon, New York City time, on the redemption date, the Corporation will deposit irrevocably in trust for the benefit of the Series C Preferred Stock being redeemed funds sufficient to pay the applicable redemption price, plus any accumulated and unpaid distributions, whether or not declared, if any, on such shares to the date fixed for redemption, without interest, and will give irrevocable instructions and authority to pay such redemption price and any accumulated and unpaid distributions, if any, on such shares to the holders of the Series C Preferred Stock upon surrender of the certificate evidencing the Series C Preferred Stock by such holders at the place designated in the notice of redemption. If fewer than all Series C Preferred Stock evidenced by any certificate is being redeemed, a new certificate shall be issued upon surrender of the certificate evidencing all Series C Preferred Stock, evidencing the unredeemed Series C Preferred Stock without cost to the holder thereof. On and after the date of redemption, distributions will cease to accumulate on the Series C Preferred Stock or portions thereof called for redemption, unless the Corporation defaults in the payment thereof. If any date fixed for redemption of Series C Preferred Stock is not a Business Day, then payment of the redemption price payable on such date will be made on the next succeeding day that is a Business Day (and without any interest or other payment in respect of any such delay) except that, if such Business Day falls in the next calendar year, such payment will be made on the immediately preceding Business Day, in each case with the same force and effect as if made on such date fixed for redemption. If payment of the redemption price or any accumulated or unpaid distributions in respect of the Series C Preferred Stock is improperly withheld or refused and not paid by the Corporation, distributions on such Series C Preferred Stock will continue to accumulate from the original redemption date to the date of payment, in which case the actual payment date will be considered the date fixed for redemption for purposes of calculating the applicable redemption price and any accumulated and unpaid distributions.

          (d) Status of Redeemed Stock.  Any Series C Preferred Stock that shall
              ------------------------
at any time have been redeemed shall, after such redemption, have the status of authorized but unissued Preferred Stock, without designation as to class or series until such shares are once more designated as part of a particular class or series by the Board of Directors.

          (e) Excess Share Provisions. (i) The Series C Preferred Stock is
              -----------------------
subject to the provisions of Article IX of the Charter, including, without limitation, the provision for the redemption of Excess Stock as supplemented as provided in this Section 5(e). In addition to the redemption rights set forth in
Article IX of the Charter, shares of Excess Stock issued upon exchange of shares of Series C Preferred Stock pursuant to such Article may be redeemed, in whole or in part, at any time when outstanding Series C Preferred Stock is being redeemed, for cash at a redemption price of $25.00 per share, plus all accrued and unpaid dividends on the shares of Series C Preferred Stock which were exchanged for such Excess Stock, through the date of such exchange, without interest. If the Corporation elects to redeem shares of Excess Stock pursuant to the redemption right set forth in the preceding sentence, such shares shall be redeemed in such proportion and in accordance with such procedures as Series C Preferred Stock is being redeemed.

               (ii) No person may directly or indirectly own a number of shares of Series C Preferred Stock whose value is in excess of 9.8% of the aggregate value of all outstanding stock of the Corporation. For purposes of determining ownership in this Section 5(e)(ii), a person shall be deemed to own any shares
(a) beneficially owned by such person pursuant to Rule 13d-3 under the Securities Exchange Act of 1934, as amended or (b) constructively owned by such person after applying the rules of Section 544 of the Code as modified in the case of a real estate instrument trust by Section 856(h) of the Code.

               (iii) For purposes of applying the Ownership Limit contained in
Section 9.2 of the Charter to holders of Common Stock of the Corporation, shares of Series C Preferred Stock shall be deemed to have no value, the effect of this provision being that the Ownership Limit with respect to Common Stock shall be 9.8% of the number of outstanding shares of Common Stock.

          Section 6.  Voting Rights.  (a)   General.  Holders of the Series C
                      -------------         -------
Preferred Stock will not have any voting rights, except as set forth below.

          (b)  Right to Elect Directors.  If six quarterly dividends (whether or
               ------------------------
not consecutive) payable on shares of Series C Preferred Stock or on any class or series of Parity Preferred Stock is in arrears (a "Preferred Distribution
                                                      ----------------------
Default"), the number of directors then constituting the Board of Directors of
-------
the Corporation will be automatically increased by two, and the holders of the shares of Series C Preferred Stock, voting together as a single class with the holders of shares of any other class or series of Parity Preferred Stock entitled to such voting rights (the Series C Preferred Stock and any such other class or series, the "Voting Preferred Stock"), will have the right to elect at
                      ----------------------
any annual meeting of stockholders or a properly called special meeting of the holders of Voting Preferred Stock two additional directors who are nominees of any holder of Voting Preferred Stock to serve on the Corporation's Board of Directors until all such accrued but unpaid dividends have been authorized and paid or irrevocably set aside in trust for payment. At any such special meeting, all of the holders of the Voting Preferred Stock, by plurality vote, voting together as a single class without regard to series, will be entitled to elect two directors on the basis of one vote per $25.00 of liquidation preference to which such Parity Securities are entitled by their terms (excluding amounts in respect of accumulated and unpaid dividends) and not cumulatively. At such time as all such accrued but unpaid dividends have been authorized and paid or irrevocably set aside in trust for payment, the right of the holders of the Voting Preferred Stock to elect such additional two directors shall cease (but subject to revesting in the event of each and every Preferred Distribution Default), and the terms of office of all persons elected as directors by the holders of the Voting Preferred Stock shall forthwith terminate and the number of the Board of Directors shall automatically be reduced accordingly. At any time after such voting power shall have been so vested in the holders of shares of Voting Preferred Stock and prior to the termination of such voting power, the Secretary of the Corporation may, and upon the written request of any holder of Series C Preferred Stock (addressed to the Secretary at the principal office of the Corporation) shall, call a special meeting of the holders of the Voting Preferred Stock for the election of the two directors to be elected by them as herein provided; such call to be made by notice similar to that provided in the Bylaws of the Corporation for a special meeting of the stockholders or as required by law. If any such special meeting required to be called as above provided shall not be called by the Secretary within 20 days after receipt of any such request, then any holder of shares of Voting Preferred Stock may call such meeting, upon the notice above provided, and for that purpose shall have access to the stock books of the Corporation. The directors elected at any such special meeting shall serve until the next annual meeting of the stockholders or special meeting held in lieu thereof and until their respective successors are duly elected and qualified, if such directorship shall not have previously terminated as above provided. If any vacancy shall occur among the directors elected by the holders of the Voting Preferred Stock, a successor shall be elected by the Board of Directors upon the nomination of the then-remaining director elected by the holders of the Voting Preferred Stock or (if there is no such remaining director or successor thereto, by the holders of the Voting Preferred Stock) the successor of such remaining director, to serve until the next annual meeting of the stockholders or special meeting held in place thereof and until their successor is duly elected and qualified if such directorship shall not have previously terminated as provided above.

          (c)  Certain Voting Rights.  So long as any Series C Preferred Stock
               ---------------------
remains outstanding, the Corporation shall not, without the affirmative vote of the holders of at least two-thirds of the Series C Preferred Stock outstanding at the time (i) designate or create, or increase the authorized or issued amount of, any class or series of shares ranking prior to the Series C Preferred Stock with respect to payment of distributions or rights upon liquidation, dissolution or winding-up or reclassify any authorized shares of the Corporation into any such shares, or create, authorize or issue any obligations or security convertible into or evidencing the right to purchase any such shares, (ii) designate or create, or increase the authorized or issued amount of, any Parity Preferred Stock or reclassify any authorized shares of the Corporation into any such shares, or create, authorize or issue any obligations or security convertible into or evidencing the right to purchase any such shares, but only to the extent such Parity Preferred Stock is issued to an affiliate of the Corporation upon terms more favorable to such affiliate than those it would offer in an arm's length transaction to an unrelated party, or (iii) either (A) consolidate, merge into or with, or convey, transfer or lease its assets substantially as an entirety, to any corporation or other entity, or (B) amend, alter or repeal the provisions of the

Corporation's Charter (including these Articles Supplementary) or By-laws, whether by merger, consolidation or otherwise, in each case that would materially and adversely affect the powers, special rights, preferences, privileges or voting power of the Series C Preferred Stock or the holders thereof; provided, however, that with respect to the occurrence of a merger, consolidation or a sale or lease of all of the Corporation's assets as an entirety, so long as (a) the Corporation is the surviving entity and the Series C Preferred Stock remains outstanding with the terms thereof unchanged, or (b) the resulting, surviving or transferee entity is organized under the laws of any state and substitutes the Series C Preferred Stock for other preferred stock having substantially the same terms and same rights as the Series C Preferred Stock, including with respect to distributions, voting rights and rights upon liquidation, dissolution or winding-up, then the occurrence of any such event shall not be deemed materially and adversely to affect such rights, privileges or voting powers of the holders of the Series C Preferred Stock and provided further that any increase in the amount of authorized Preferred Stock or the creation or issuance of any other class or series of Preferred Stock or obligation or security convertible into or evidencing the right to purchase any such Preferred Stock, or any increase in an amount of authorized shares of each class or series, in each case ranking either (a) junior to the Series C Preferred Stock with respect to payment of distributions and the distribution of assets upon liquidation, dissolution or winding-up, or (b) on a parity with the Series C Preferred Stock with respect to payment of distributions or the distribution of assets upon liquidation, dissolution or winding-up to the extent such Preferred Stock is not issued to an affiliate of the Corporation or issued to an affiliate of the Corporation upon terms no more favorable than those it would offer in an arm's length transaction to an unrelated party, shall not be deemed to materially and adversely affect such rights, preferences, privileges or voting powers.

          Section 7.  No Conversion Rights.  The holders of the Series C
                      --------------------
Preferred Stock shall not have any rights to convert such shares into shares of any other class or series of stock or into any other securities of, or interest in, the Corporation.

          Section 8.  No Sinking Fund.  No sinking fund shall be established
                      ---------------
for the retirement or redemption of Series C Preferred Stock.

          Section 9.  No Preemptive Rights.  No holder of the Series C
                      --------------------
Preferred Stock of the Corporation shall, as such holder, have any preemptive rights to purchase or subscribe for additional shares of stock of the Corporation or any other security of the Corporation which it may issue or sell.

          THIRD:      The Series C Preferred Stock have been classified and
          -----
designated by the Board of Directors under the authority contained in the Charter.

          FOURTH:     These Articles Supplementary have been approved by the
          ------
Board of Directors in the manner and by the vote required by law.

          FIFTH:      The undersigned President of the Corporation acknowledges
          -----
these Articles Supplementary to be the corporate act of the Corporation and, as to all matters or facts required to be verified under oath, the undersigned President acknowledges that to the best of his knowledge, information and belief, these matters and facts are true in all material respects and that this statement is made under the penalties for penalties for perjury.

          IN WITNESS WHEREOF, the Corporation has caused Articles Supplementary to be executed under seal in its name and on its behalf by its President and attested to by its Secretary on this _____ day of September, 1999.

                                 BRADLEY REAL ESTATE, INC.


                                 By:_______________________________
                                    Thomas P. D'Arcy
                                    President



[SEAL]

ATTEST:


_________________________
Marianne Dunn
Secretary